Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statement:

(1) Registration Statement (Form S-8 No. 333-264047) pertaining to the ESAB Corporation 2022 Omnibus Incentive Plan and The ESAB Group, Inc. 401(k) Retirement Savings Plan

of our report dated March 7, 2023, with respect to the consolidated and combined financial statements and schedule of ESAB Corporation included in this Annual Report (Form 10-K) of ESAB Corporation for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Baltimore, Maryland
March 7, 2023